UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 18, 2008
CSB Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Ohio	0-21714	34-1687530
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification Number)

91 North Clay Street, P.O. Box 232,
Millersburg, Ohio	44654
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (330) 674-9015
Not Applicable
(Former Name or former address if changed since last report)
Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.
On September 22, 2008, CSB Bancorp, Inc. (“CSB”) issued a joint press release with Indian Village Bancorp, Inc. (“Indian Village”) announcing that the shareholders of Indian Village approved the acquisition of Indian Village by CSB at Indian Village’s special meeting of shareholders held on September 17, 2008. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The pending acquisition of Indian Village by CSB was publicly announced on May 14, 2008, when CSB and Indian Village entered into their Agreement and Plan of Merger. The Ohio Division of Financial Institutions and the Federal Reserve Bank of Cleveland have approved the pending acquisition, but the acquisition remains subject to the satisfaction of other customary closing conditions. The acquisition of Indian Village is expected to be completed by November 1, 2008.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     ( d ) Exhibit 99.1
A joint press release announcing the approval by the shareholders of Indian Village Bancorp, Inc. of the acquisition of Indian Village Bancorp, Inc. by CSB Bancorp, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSB Bancorp, Inc.

	By:	/s/ Paula J. Meiler

Paula J. Meiler
Date: September 22, 2008		Senior Vice President and
Chief Financial Officer